                                                           Beglaubigte Abschrift

                        INTELLECTUAL PROPERTY ASSIGNMENT
                     AND RESEARCH AND DEVELOPMENT AGREEMENT

            THIS AGREEMENT, made as of this 6th day of August, 1999 by and between MANHATTAN SCIENTIFICS, INC., a publicly traded Delaware (USA) corporation having offices located at 641 Fifth Avenue, New York, New York, USA ("MHTX"), Novars Gesellschaft fur neue Technologien mbH, a German corporation having offices located at Pfarrweg 5, 94121 Strabkirchen/Salzweg, Germany ("Novars"), Dr. Arthur E. Koschany ("A. Koschany"), and Petra Koschany ("P. Koschany," and together with A. Koschany, the "Koschanys").

                              W I T N E S S E T H:

            WHEREAS, MHTX is engaged in, among other things, research and development of certain proprietary technologies, and products incorporating such technologies, including without limitation micro fuel cell technologies (the "MHTX Technologies"); and

            WHEREAS, Novars and the Koschanys are engaged in research and development of certain proprietary fuel cell technologies, and products incorporating such technologies (the "Novars Technologies"); and WHEREAS NOVARS AND THE KOSCHANYS MAY INVENT NON-FUEL-CELL RELATED CONCEPTS; AND --

            WHEREAS, the Koschanys and Novars own 100 % (one hundred percent) of Novars and the Novars Technologies; and

            WHEREAS, MHTX wishes to acquire the exclusive worldwide ownership rights to the Novars Technologies and to engage the services of Novars and the Koschanys in connection with the further research and development, and the bringing to market, of the Novars Technologies;

            NOW, THEREFORE, upon good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

            1. Compensation to Novars and/or the Koschanys. In consideration for the Assignment (as hereinafter defined), MHTX shall provide the following compensation to Novars and/or the Koschanys:

                  (a) THE GRANT SHALL BE 1,000,000 SHARES OF MHTX. The Shares will be subject to SEC Rule 144 restrictions. 50% (fifty percent) of the Shares will immediately be transferred to the Koschanys as non-refundable compensation for their privately owned intellectual property rights, including without limitation patent applications, pertaining to the Novars Technologies. The remaining 50% (fifty percent) of the Shares will be held in escrow by MHTX counsel (the "Escrowed Shares") pending issuance of certain patents upon the


BACH & ASSOCIATES, N.Y., N.Y.

Novars Technologies and the effective transfer and assignment of same to MHTX, according to the schedule forth in paragraph 7 of this agreement.

                  (b) A perpetual royalty of 3% (three percent) of Net Revenue (as hereinafter defined) from the sale or licensing of the Novars Technologies and/or products incorporating the Novars Technologies. "Net Revenue" means total revenue paid to MHTX from the sale or licensing of the Novars Technologies and/or products incorporating the Novars Technologies, less costs of shipping, freight, taxes and duties of all kinds, and other actual costs directly related to the activities generating such revenue (exluding costs of research and development).

            2. Intellectual Property Assignment.

                  (a) Novars and the Koschanys hereby transfer, assign and convey to MHTX (the "Assignment") all of the existing worldwide intellectual property rights arising out of or relating to the Novars Technologies, including without limitation patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, know-how, trade secrets, discoveries, ideas, concepts, techniques, designs, specifications, and the like. The Novars Technologies include, without limitation, the technologies described on Schedule A attached hereto.

                  (b) With respect to the Novars Technologies, all discoveries, improvements, inventions, patents, copyrightable expressions, trademarks, trade secrets and the like, conceived or first reduced to practice or fixed, know-how, ideas, concepts, techniques, designs, specification, and the like, whether now known or hereinafter created, conceived or otherwise developed by Novars, the Koschanys, and/or their employees, contractors or affiliates in the performance of their obligations hereunder, are included in the Assignment, and shall be the sole and exclusive property of MHTX and MHTX shall retain any and all rights to file any patent, copyright, trademark and other intellectual property protection applications or the like thereon and to otherwise protect and commercialize the same throughout the world at MHTX's expense.

                  (c) Novars and the Koschanys agree to execute any and all documents and instruments necessary to effect, register and/or document the Assignment, and hereby appoint Marvin Maslow, Jack Harrod, and Scott Bach as their lawful agents and attorneys-in-fact, with powers of attorney, for the limited purpose of executing any and all documents and instruments necessary to effect the Assignment, in the name, place and stead of Novars and the Koschanys.

            3. Research and Development.


BACH & ASSOCIATES, N.Y., N.Y.

                  (a) MHTX hereby engages Novars and the Koschanys to conduct all necessary research and development efforts with respect to the Novars Technologies to (i) produce working production prototype(s) (as described in the Milestone Timetable, as hereinafter defined) of products incorporating the Novars Technologies suitable for commercial sale or license as soon as reasonably possible; (ii) on a continuing basis, to further develop, advance and evolve the Novars Technologies and products incorporating the Novars Technologies on an accelerated timetable; and (iii) on a continuing basis, to collaborate with MHTX and its affiliates as needed on other fuel-cell related products and projects (collectively, the "Research and Development").

                  (b) MHTX shall fund (or cause to be funded) the Research and Development. Novars and the Koschanys shall conduct and direct the Research and Development, and shall do so in accordance with the milestone timetable annexed hereto as Schedule B, as same may be amended from time to time by agreement of the parties (the "Milestone Timetable"). Upon completion of each milestone set forth in the Milestone Timetable, Novars shall render a written report, in English, to MHTX detailing the particulars of the milestone completion, including without limitation the technical particulars (each, a "Milestone Report"). Receipt and acceptance by MHTX of each Milestone Report shall be a condition of MHTX's obligation to continue to fund the Research and Development pursuant to the Milestone Timetable. It is understood and agreed that the Milestone Timetable is intended to advance MHTX's corporate goals and plans as established by MHTX in its sole discretion.

                  (c) It is understood and agreed that the initial production prototypes called for under the Milestone Timetable shall be demonstration prototypes using manufacturing processes and materials suitable for production but not necessarily tailored to specific products. It is intended that the initial prototypes will be used to demonstrate in general the Novars Technologies to third parties who may subsequently contract for the development of product specific production prototypes, in which event the obligation of Novars and the Koschanys shall then be to deliver such product specific production prototypes.

                  (d) If at any time during the term of this contract Novars and the Koschanys shall have completed one of the milestones set forth on the Milestone Timetable and the subsequent milestone has not been established and/or funded, MHTX shall pay to Novars and the Koschanys the aggregate sum of $25,000.00 (twenty-five thousand dollars) per month until such time as the subsequent milestone has been established and funded or until such time as the term of this contract expires. Such funds shall be used to maintain the Research and Development capabilities of Novars and the Koschanys pursuant to this agreement.


BACH & ASSOCIATES, N.Y., N.Y.

                  (e) Novars and the Koschanys personally shall use their best and exclusive full-time efforts in conducting the Research and Development, and shall use their best efforts to expedite the Research and Development. The Koschanys personally will have primary responsibility for performing, directing and overseeing all of the Research and Development. At MHTX's request and expense, Novars and the Koschanys shall also assist generally in commercializing the Novars Technologies, including without limitation by (i) assisting in raising capital; (ii) participating in public relations events, press conferences, media interviews, and similar events; (iii) working on matters related to the Los Alamos National Laboratory, the University of California, and the United States Department of Energy; and (iv) prototyping applications for specific potential users of the Novars Technologies on a case-by-case basis, subject to agreement of the parties as to the particulars of such applications. Novars and the Koschanys shall disclose and introduce to MHTX all third parties with whom they previously have or subsequently shall have discussions regarding the Novars Technologies.

                  (f) Within 30 days of the date this agreement becomes effective, Novars and the Koschanys shall provide MHTX with a key-man life insurance policy on the life of A. Koschany, at MHTX's expense, in the amount of US$2,000,000.00 (two million dollars) listing MHTX as the owner and beneficiary of such policy. In addition, as soon as reasonably practicable after this agreement becomes effective, Novars shall obtain (at MHTX's expense), or shall assist MHTX in obtaining, patent infringement insurance covering any and all patents related to the Novars Technologies.

                  (g) The term of this agreement, as it pertains to the Research and Development, shall be 3 (three) years from the date this agreement becomes effective. Thereafter, this agreement shall automatically renew in perpetuity for successive terms of 1 (one) year, unless terminated by either party upon not fewer than 6 (six) months' prior written notice. The termination of this agreement shall not affect MHTX's obligation to pay royalties pursuant to paragraph 1(b) hereof.

                  (h) It is understood and agreed that Novars and the Koschanys are independent contractors of MHTX and not employees, officers, or agents, nor will they hold themselves out as such.

                  (i) Notwithstanding any other provision of this agreement, in the event of a breach of the obligations of Novars and the Koschanys under section 3(c) of this agreement, MHTX shall be entitled to the following remedies, in addition to any other legal or equitable remedies to which it may be entitled: (i) injunctive relief (whether temporary, preliminary or permanent) preventing and/or restricting the provision of services to third parties by Novars and the Koschanys; and (ii) termination of


BACH & ASSOCIATES, N.Y., N.Y.

MHTX's obligations under section 1(b) of this agreement.

            4. Representations, Warranties and Covenants.

                  Novars and the Koschanys each covenant, represent and warrant the following:

                  (a) that as of the date of this agreement, the Novars Technologies are original, are solely owned by Novars and the Koschanys, are not subject to claims by any third parties, and do not infringe upon the rights of any third parties;

                  (b) that (i) Novars and the Koschanys believe in good faith (and are aware of no contradictory facts) that the Novars Technologies are patentable or otherwise protectable; and (ii) Novars and the Koschanys have employed all reasonable and available means to invoke formal protection of the intellectual property arising out of or relating to the Novars Technologies in all jurisdictions which provide such protection, or will do so as soon as reasonably practicable after this agreement becomes effective, at MHTX's expense;

                  (c) that entry into this agreement (and all related documents) with MHTX, has been duly authorized and approved by the directors, officers, and shareholders of Novars, and that Novars and the Koschanys have all requisite authority to make the Assignment and enter into this agreement;

                  (d) that the Koschanys presently devote their best efforts on a full-time basis to the activities of Novars, and will continue to do so in connection with the Research and Development, it being understood by MHTX that
A. Koschany is employee under an employment contract with Proton Motor Fuel Cell GmbH that will expire on August 31, 1999;

                  (e) that Novars has secured (or promptly shall secure) the services of all key personnel to continue the Research and Development;

                  (f) that the existing employees of Novars have executed confidentiality and non-competition agreements in favor of Novars and MHTX (and acceptable to MHTX), or will do so prior to the date this agreement becomes effective, and that no employees will be hired in the future who have not signed such an agreement in favor of Novars and MHTX;

                  (g) that there are no claims, whether actual or threatened, against Novars and the Koschanys, and that Novars and the Koschanys are in compliance with all laws, rules, and regulations to which they are subject;

                  (h) that there are no liens, judgments or security interests of record to which Novars, the Koschanys, and/or the


BACH & ASSOCIATES, N.Y., N.Y.

Novars Technologies, are subject;

                  (i) that Novars and the Koschanys have no agreements with any third parties (including without limitation Samsung Electronics Co., Ltd. or its affiliates) that would (a) prevent Novars and the Koschanys from entering into this agreement, making the Assignment, and conducting the Research and Development; (b) be breached by this agreement becoming effective or the fulfillment of the obligations of Novars and the Koschanys; and/or (c) invalidate this agreement in any respect;

                  (j) that Novars and the Koschanys believe in good faith (and are aware of no contradictory facts) that the inventions to be derived from the Novars Technologies will work, that they will be commercially mass-producible at low cost, that they are practical and safe, and that they will substantially perform to the standards set forth in the Milestone Timetable;

                  (k) that Novars is a corporation duly organized and existing under the laws of Germany; and

                  (l) that Samsung Electronics Co., Ltd. or its affiliates have no claim of ownership in and to the Novars Technologies.

            5. Non-Disclosure Provisions.

                  On June 28, 1999, the parties entered into a Non-Disclosure Agreement, a copy of which is attached hereto as Schedule C and is incorporated herein by reference and made a part hereof (the "NDA") . It is agreed that the NDA shall be in force and effect for so long as this agreement is in effect, notwithstanding any provision to the contrary in the NDA.

            6. Indemnification:

                  (a) Novars and the Koschanys hereby agree to indemnify, defend and hold MHTX harmless from and against any and all liability, damage, claims (whether actual or threatened) or expense (including without limitation reasonable legal fees) arising out of or relating to the breach by Novars and/or the Koschanys or either of them of any representation, warranty, covenant, or provision of this agreement.

                  (b) MHTX hereby agrees to indemnify, defend and hold Novars and the Koschanys harmless from and against any and all liability, damage, claims (whether actual or threatened) or expense (including without limitation reasonable legal fees) arising out of or relating to the breach by MHTX of any representation, warranty, covenant, or provision of this agreement.

            7. Conditional Obligations.


BACH & ASSOCIATES, N.Y., N.Y.

                  MHTX's obligations under paragraph 1(a) of this agreement (release of the Escrowed Shares) are conditional and contingent upon issuance (and transfer of ownership to MHTX) of the 4 (four) patents identified in Schedule A in each of the following jurisdictions: Germany and the United States (8 [eight] patents in total, collectively referred to hereinafter as the "Conditional Patents"). MHTX shall release to Novars and the Koschanys 1/8 (one eighth) of the Escrowed Shares upon issuance and effective transfer of ownership to MHTX of each of the Conditional Patents. Issuance and transfer to MHTX of the Conditional Patents shall not be construed to limit the continuing obligations of Novars and the Koschanys with respect to protection of intellectual property arising out of or relating to the Novars Technologies.

            8. Notices. Any notice or other communication in connection with this agreement shall be in writing and delivered by overnight courier and facsimile addressed to a party hereto at the addresses provided below (or to such person or address as such party shall specify in writing to the other parties hereto):

                        If to Novars or the Koschanys:

                        Dr. Arthur and Ms. Petra Koschany
                        Novars Gesellschaft fur neue Technologien mbH
                        Pfarrweg 5
                        94121 Strabkirchen/Salzweg
                        Germany

                        If to MHTX:

                        Marvin Maslow, CEO
                        Manhattan Scientifics, Inc.
                        641 Fifth Avenue, Suite 36F
                        New York, New York 10022

                             And

                        Jack Harrod, COO
                        Manhattan Scientifics, Inc.
                        127 Eastgate Drive

                        Los Alamos, New Mexico 87544

                             With a Copy to

                        Scott L. Bach, Esq.
                        Bach & Associates
                        One Rockefeller Plaza, Suite 210
                        New York, New York 10020


BACH & ASSOCIATES, N.Y., N.Y.

            Each party may designate a change of address by notice to the other party, given at least five (5) days before such change of address is to become effective.

            Any written notice shall be deemed to have been served forty-eight
(48) hours after the date it was transmitted in accordance with the foregoing provisions.

            9. Miscellaneous.

                  (a) Modification. Except with respect to the NDA, this agreement contains the entire understanding between the parties with respect to the subject matter hereof, and any promises, representations, warranties or guarantees not herein contained shall have no force or effect unless in writing, signed by all parties. Neither this agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

                  (b) Governing Law and Other Matters. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York. Novars and the Koschanys hereby (i) waive any right to trial by jury in any legal proceeding related in any way to this agreement; (ii) agree that venue of all disputes shall be in New York County; and (iii) waive any objection and consent to personal jurisdiction, subject matter jurisdiction and venue of and in the courts located in New York County.

                  (c) Invalidity. If any part of this agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

                  (d) Benefit of Agreement. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns only and is not intended for the benefit of any other party. Notwithstanding the foregoing, it is understood and agreed that the services of the Koschanys hereunder are personal and unique, are not assignable, and the loss thereof would irreparably injure MHTX.

                  (e) Captions. The captions of the various sections and paragraphs of this agreement have been inserted only for the purpose of convenience. Such captions are not a part of this agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of the agreement.


BACH & ASSOCIATES, N.Y., N.Y.

                  (f) Incorporation by Reference. All of the "Whereas" clauses at the beginning of this agreement, and all of the Schedules annexed hereto, are hereby incorporated by reference and made a part hereof.

                  (g) Counterparts; When Effective. This agreement may be executed in counterparts. This agreement shall become effective and enforceable upon MHTX's receipt of a fully and properly executed original copy hereof bearing complete and mutually agreed copies of Schedules A and B. Notwithstanding the foregoing, it is understood and agreed that the obligations of MHTX under this agreement, and the obligations of Novars and the Koschanys under paragraphs 2 and 3 of this agreement, shall not become effective until September 5, 1999.

                  (h) Escrow Agent. The parties hereby appoint Bach & Associates ("Bach") as escrow agent hereunder for the limited purpose of holding the Escrowed Shares in escrow pending satisfaction of the condition set forth in paragraph 7 of this agreement. Upon satisfaction of such condition, MHTX shall direct Bach to release the Shares to Novars and the Koschanys, whereupon Bach shall so release the shares. Bach shall have no liability to the parties other than for gross negligence or intentional misconduct.

                  (i) NEW INVENTIONS AND CONCEPTS UNRELATED TO FUEL CELL TECHNOLOGIES CREATED BY NOVARS/KOSCHANYS SHALL BE OFFERED TO MHTX AS A RIGHT OF FIRST REFUSAL FOR DEVELOPMENT AND COMMERCIALIZATION. DETAILS OF THIS RIGHT OF FIRST REFUSAL TO BE ADDED AS A SUPPLEMENT TO THIS CONTRACT.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                        MANHATTAN SCIENTIFICS, INC.

                        By: /s/ JB Harrod
                            ------------------------------------------------
                            COO, MANHATTAN SCIENTIFICS, INC.
                            /s/ Marvin Maslow, CEO


                        NOVARS GESELLSCHAFT FUR NEUE TECHNOLOGIEN MBH

                        By: /s/ Petra Koschany   /s/ Petra Koschany
                            ------------------------------------------------
                            Petra Koschany, Individually and as
                            Manager

                        By: /s/ Arthur Koschany  /s/ Arthur Koschany
                            ------------------------------------------------
                            Dr. Arthur Koschany, Individually and as
                            President

BACH & ASSOCIATES

BACH & ASSOCIATES, N.Y., N.Y.

URNr. P 2256 / 1999

I, Herbert Poppelmann, notary public at Munich/Bavaria, hereby certify, that

1.  Mrs. Petra K o s c h a n y ,
    name of birth Rosenmayer,
    born 10th of July 1969,
    Adress: Pfarrweg 5,
    94121 Strasskirchen/Salzweg,
    has subscribed this document by own hand.
    Mrs. Koschany was identified by her german identity card with number 836 004 0670.

2.  Mr. Dr. Arthur Ernst K o s c h a n y ,
    born 20th of April 1963,
    Adress: Pfarrweg 5,
    94121 Strasskirchen/Salzweg,
    has subscribed this document by own hand.
    Mr. Koschany was identified by his german identity card with number 846 201 1287.

3.  Mr. Jack H a r r o d ,
    born 30th of June 1941,
    Adress: Olympic Tower,
    641 Fifth Ave., Suite 36F,
    New York, NY 10022,
    has subscribed this document by own hand.
    Mr. Harrod was identified by his american pass-port with number 131 214 368.

4.  Mr. Marvin M a s l o w ,
    born 24th of June 1937,
    Adress: Olympic Tower,
    641 Fifth Ave., Suite 36F,
    New York, NY 10022,
    has subscribed this document by own hand.
    Mr. Maslow was identified by his driving licence with number 339 736 050.

Notary public doesn't confirm, that Mr. and Mrs. Koschany are authorized to sign for NOVARS limited liability company and Mr. Harrod and Mr. Maslow are authorized to sign for the company Manhattan Scientifics, Inc..

Munich, the 6th of August 1999

                              /s/ Herbert Poppelmann
                              (Herbert Poppelmann)
                                  Notary Public

[NOTARIAL SEAL]
HERBERT POPPELMANN
NOTAR IN MUNCHEN

(with regard to escrow provisions only)


By:


NOTARIZATION OF PARTY SIGNATURES:


             MHTX:


             NOVARS:


             A. KOSCHANY:


             P. KOSCHANY:


Schedule A - Description of Included Technologies
Schedule B - Milestone Timetable
Schedule C - NDA previously entered into


BACH & ASSOCIATES, N.Y., N.Y.

                                   SCHEDULE A

                     Description of the Novars Technologies

            The Novars Technologies consist of any and all technologies and attendant intellectual property arising out of or relating to fuel cells of any kind that are proprietary to Novars, the Koschanys, and/or any entities owned and/or controlled by them, regardless of when developed.

            Specifically, the Novars Technologies include, without limitation, technologies covered by the patents listed below, including without limitation a conventional fuel cell array that has been miniaturized substantially over the current state of the art in fuel cell technology and which is compact, light, ambient air ventilated, and formed of composite materials.

            The patents listed below have been filed in Germany and cover, among other things, the following Novars Technologies: (i) a hollow bolt for fueling and stack compression; (ii) a method of forming silicon rubber gaskets onto the fuel cell electrodes and assemblies that allows the cells to be assembled and tested individually before being assembled into stacks; (iii) a method of retaining water on the oxygen electrode electrolyte; and (iv) A composite cell separator.


                               List of the Patents


--------------------------------------------------------------------------------
    Patent                          Title                     Date of
    Number                                                  Application
--------------------------------------------------------------------------------
                            Gasdichter Verbund aus            30.06.1998
DE 198 29 142.6             Bipolarplatte und MEA v.
                             PEM-Brennstoffzellen
--------------------------------------------------------------------------------
                            Elektrisch leitfahiges            11.08.1998
DE 198 36 267.6                Schichtmaterial

--------------------------------------------------------------------------------
                            Gasdiffusionsstruktur             04.09.1998
DE 198 40 517.0             senkrecht zur Membran
                           v. PEM-Brennstoffzellen
--------------------------------------------------------------------------------
                               Vorrichtung zur                20.04.1999
DE 199 17 722.8                 Pressung und
                            Medienversorgung eines
                           Festelektrolytbrennstoffz
                                 ellenstapels
--------------------------------------------------------------------------------


BACH & ASSOCIATES, N.Y., N.Y.

--------------------------------------------------------------------------------
   PTC/DE                   Gasdichter Verbund aus            30.06.1999
  99/01890                  Bipolarplatte und MEA v.
                             PEM-Brennstoffzellen
--------------------------------------------------------------------------------


                        Schedule B - Milestone Timetable

             Phase 1: Development of a high energy density portable
                               power supply unit

Technical Target Data:

Rated power:  300 W
Peak power:       400 W
Voltage:          12 V DC at rated power
                  19 V DC at open circuit
Current:          25 A at rated power
Energy content:   1 kWh el (at rated power)
Weight:           about 3.2 kg

Energy density:   > 300 Wh/kg (with respect to the complete system)

System Components:

Hydrogen Storage (300 bars, 2.2 l)
Main valve
Pressure reducer
Blow out valve
Fuel cell stack(s)
Blower
Electronics
Mechanical construction

Service Components:


BACH & ASSOCIATES, N.Y., N.Y.

Main valve
On / Off switch
LED's displaying: system o.k. / system error

Development Steps:

(a) Investigation of different stack configurations in order to achieve the optimum for the demonstrator

      -     single stack design
      -     multiple stack design
      -     stack(s) with new cooling system

      Included:
      -     adjustment of electrode structures
      -     improvement of bipolar plates

(b) Investigation of different hydrogen storages to decide in order to achieve the optimum for the demonstrator:

      -     carbon fiber pressure vessels in cooperation with Diehl and SGL
      - metal hydride storage systems in cooperation with Ergenics and GfE (metal hydrides have increased weight but reduced volume compared to pressure vessels)

(c)   Development of pressure reducer and valves with support of the company
      Drukon

(d)   Development of appropriate blowers

(e)   Electronics

      -     development of appropriate steering strategies
      -     implementation into a microprocessor controlled compact unit

(f)   Mechanical assembly:

      - integration of all system components in a lightweight mechanical fixture

(g)   Manufacturing of a demonstration load


BACH & ASSOCIATES, N.Y., N.Y.

Time and cost plan with milestones:

All described steps will start more or less at once in order to fulfill the tight schedule. After movement of Novars to a new representable location is planned within that period.

Start 95/09/05


Developmental steps:

Decision of the stack configuration
Decision of the integrated hydrogen storage system
Decision with the development of all vents and the blower
Starting with the orders of the electronic devices

2000/02/05

1st Milestone

-------------
1st milestone
-------------

Developmental steps:

-     Manufacturing and assembling of the fuel cell stack
- Assembling the total power unit and implementation into a microprocessor controlled compact unit
-     Manufacturing of a demonstration load

$200K

2000/05/04

-------------------
2nd milestone (end)
-------------------

$200K

/s/ Marvin Maslow   /s/ Arthur Koschany

Definition of the 1st milestone:

1. Detailed definition of the used stack design as a result of the investigation of different configurations (documented test data of the investigations and drawings of the defined stack)

2. Detailed definition of the integrated hydrogen storage system as a result of the investigations (documented test data of the investigations and drawings of the defined stack)

3.    Just in developing all other components for the power unit

Definition of the 2nd milestone:

All the technical target data are essentially fulfilled.


BACH & ASSOCIATES, N.Y., N.Y.

                       Phase 2: Development of Prototypes

In the second phase Novars will develop prototypes for different applications for specific potential user on a case-by-case basis.


BACH & ASSOCIATES, N.Y., N.Y.

                            NON-DISCLOSURE AGREEMENT

            NON-DISCLOSURE AGREEMENT, made this _____ day of June, 1999, by and between (i) Novars Gesellschaft fur neue Technologien mbH (Lindenberg 56, 82343 Pocking, Germany), its affiliates, parent companies, subsidiaries, officers, directors, employees, contractors, consultants, and their successors and assigns (collectively, "Novars"); Samsung Electronics Co., Ltd. (416 Maetan-dong, Paldal-Du, Suwon, Kyungki-Do, Korea), its affiliates, parent companies, subsidiaries, officers, directors, employees, contractors, consultants, and their successors and assigns (collectively, "Samsung"); and (iii) Manhattan Scientifics, Inc. and Energy Related Devices, Inc. (127 Eastgate Drive, Los Alamos, New Mexico 87544 USA)
(collectively, "Company").

                                    RECITALS

      A. Company is presently researching and developing Company's proprietary micro fuel cell devices and/or technologies, among other things.

      B. Novars is presently researching and developing Novars' proprietary fuel cell devices and/or technologies.

      C. The Company and Novars desire to evaluate the feasibility of a possible business relationship with each other ("Purpose");

      D. Novars and Samsung have a prior contractual relationship with respect to Novars' proprietary fuel cell devices and/or technologies.

      E. The parties may, in connection with the aforesaid, disclose to each other certain proprietary and/or confidential information, including relating to Company's proprietary micro-fuel cell devices and/or technologies, Novars' proprietary fuel cell devices and/or technologies, and the details of Novars' contractual relationship with Samsung, which information includes, but is not limited to, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints. tracings, diagrams, models, samples, flow charts, data, computer programs, disks, diskettes, tapes, marketing plans, contracts, customer names and other technical, financial or commercial information and intellectual properties, whether in written, oral or other tangible or intangible forms ("Information") and the parties are willing to undertake to restrict the use and further disclosure of the Information.

      NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

      1. Each party who receives Information ("Receiving Party") shall keep all Information received from the other party ("Disclosing Party") in whatever form as strictly confidential and shall not disclose it to third parties without the prior written consent of the Disclosing Party.

      2. The Receiving Party shall not use information for any purpose other than the Purpose set forth without the prior written consent of the Disclosing Party. Information for any other use beyond the Purpose shall require a separate written agreement between the parties.

      3. Each Receiving Party shall restrict access to Information received from the other Disclosing Party to only those of its employees, representatives, contractors or advisors to whom such access is reasonably necessary or appropriate for carrying out the Purpose. Upon request, each Receiving Party agrees to obtain Non-Disclosure Agreements in substantially the same form as this agreement from such individuals prior to disclosing Information to the individuals.

      4. Each Receiving Party agrees to exercise at least the same degree of care in protecting Information from such disclosure as it exercises in respect of its own confidential information and business secrets.

      5. The foregoing obligations shall not apply to any Information which:

            (a) is unprotected and is generally known to the public at the time of disclosure through no fault of the Receiving Party; or

            (b) was actually known to the Receiving Party prior to disclosure by the Disclosing Party as proven by clear and convincing evidence by the contemporaneous written records of the Receiving Party, and is unprotected; or

            (c) is unprotected and is disclosed to the Receiving Party by a third party who did not obtain such Information, directly or indirectly, from the Disclosing Party, and who is not in any way infringing the rights of the Disclosing Party, all of the foregoing to be proven by clear and convincing evidence;

            (d) has previously been independently developed by the Receiving Party as proven by clear and convincing evidence by its contemporaneous written records, and is unprotected, or

            (e) is required by law, court order or a governmental agency to be disclosed (in which case the Receiving Party will give the Disclosing Party as much notice thereof as reasonably practicable and disclosure will be done only to the extent required, and subject to confidentiality protection to the extent reasonably possible).

      6. The parties recognize that each of them may be part of an organization of multiple legal entities in several jurisdictions and that it may be necessary or appropriate for each party to provide Information to its affiliated companies. For this purpose, each party agrees (both as the Disclosing Party and as the Receiving Party hereunder) that:

            (a) the Receiving Party may disclose Information to an Affiliate (defined below) but only to the extent that such Affiliate reasonably has a need to know such Information in order to carry out the Purpose;

            (b) disclosure by or to an Affiliate of a party hereto shall be deemed to be a disclosure by or to that party, as applicable; and

            (c) each party guarantees that each of its Affiliates shall agree in writing to this agreement, and that each Affiliate shall observe and properly perform the terms and conditions of this Agreement.

                  For the purpose of this paragraph 6, an "Affiliate" means another entity which is controlled by a party hereto, which controls a party hereto or which is under common control with a party hereto and "control" means the direct or indirect ownership of more than 50% of the shares or interests entitled to vote for the directors thereof or the equivalent, for so long as such entitlement subsists, or equivalent power over management thereof.

      7. The obligations set forth in this Non-Disclosure Agreement shall survive the termination or expiration of this Agreement for any reason. Accordingly, all Information obtained by a Receiving Party shall remain strictly confidential in accordance with the provisions hereof, notwithstanding termination of this Agreement.

      8. Information shall be deemed the property of the Disclosing Party, and the Receiving Party, upon request of the Disclosing Party, will return all Information received in tangible form to the Disclosing Party or destroy all such Information and all copies thereof or documents containing Information.

      9. To the extent required by U.S. Export Administration Regulations, the Receiving Party shall not disclose or otherwise export or reexport Information
(i) into (or to a national or resident of) Cuba, Iraq, Libya, North Korea, Iran, Syria, or any other country which the U.S. has embargoed; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Deny Orders.

      10. The parties mutually acknowledge that the Disclosing Party makes no representation or warranty as to the reliability, accuracy or completeness of Information. It is agreed that neither party, nor any of its respective officers, directors, employees, or agents shall have any liability to the other party or any of its representatives arising from the use of Information in compliance with this Agreement.

      11. The parties further mutually acknowledge that, except for this Non-Disclosure Agreement, neither party shall be committed to the other party in any way unless and until a further formal agreement is duly executed and delivered and that neither party is obligated in any way to enter into any such agreement.

      12. The parties acknowledge that the breach or threatened breach of this Non-Disclosure Agreement may result in irreparable injury to the Disclosing Party and that, in addition to its other remedies, the Disclosing Party shall be entitled to injunctive relief to restrain any threatened or continued breach of this Non-Disclosure Agreement. The parties hereby waive any requirement for the posting of a bond or other security in connection with the granting to the Disclosing Party of such injunctive relief.

      13. No failure or delay of either party in exercising its rights herein shall be deemed to be a waiver of such rights unless expressly made in writing by the party waiving its rights. This Non-Disclosure Agreement contains the entire understanding between the parties in respect of the subject matter described above and supersedes all prior agreements in respect of the subject matter hereof. The Non-Disclosure Agreement may not be terminated, modified, amended or waived orally but only through a writing signed by an authorized representative of the party against whom it is sought to be enforced. There are no representations or warranties except as expressly stated herein. Neither party shall assign or transfer this Non-Disclosure Agreement to any third party without the prior written consent of the other party. Consent is hereby given with respect to the sale of, or the sale of substantially all of the assets of, Company and/or Novars and/or Samsung.

      14. Any notice to a party shall be deemed properly given if specifically acknowledged by the other party in writing or when delivered to the recipient by overnight courier and facsimile to the following addresses:

       (a)    if to the Company, to:

              Manhattan Scientifics, Inc.
              2 Penn Plaza, Suite 640
              New York, NY 10121
              Attn: Marvin Maslow

              with a copy to:

              Bach & Associates
              One Rockefeller Plaza
              New York, NY 10020
              Attn: Scott L. Bach, Esq.

       (b)    if to Novars, to:

              Novars Gesellschaft fur neu Technologien mbH
              Lindenberg 56
              82343 Pocking, Germany
              Attn: Dr. Arthur E. Koschany

       (c)    N/A

            or to such other address or addresses as a party shall designate by notice given in such manner to the other party.

      15. This Non-Disclosure Agreement is governed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws principles, as if wholly performed therein. In the event of a dispute, the parties hereby consent to the jurisdiction of courts, both federal and state, located within the state of New York, and agree that venue shall be in New York County, notwithstanding any other provision of law in any jurisdiction in the world. The parties waive all rights to jurisdiction and venue elsewhere in the world, and shall be estopped from making any motions to change venue.

      16. This Non-Disclosure Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall be considered one document. Facsimile copies of execution pages shall have the same weight, force and effect as originals.

      17. This agreement shall remain in effect until terminated in writing by all of the parties hereto.

WHEREFORE, the duly authorized representatives of each party have signed this Non-Disclosure Agreement.

COMPANY:                          NOVARS:

MANHATTAN SCIENTIFICS, INC.       Novars Gesellschaft fur neue Technologien mbH

By: /s/ JB Harrod 27/6/99         By: /s/ Petra Koschany
    ---------------------            ----------------------------
      Jack Harrod                    Petra Koschany, Manager

   Chief Operating Officer

                                     /s/ Arthur E. Koschany
                                     ----------------------------
                                     DR. ARTHUR E. KOSCHANY, Individually and
                                     as President of Novars

ENERGY RELATED DEVICES, INC.                N/A

                        27/6/99
By: /s/ Robert G. Hockaday
    ----------------------
    Robert G. Hockaday

    President

                    Vorstehende Abschrift stimmt
                    mit der Urschrift uberein.

                    Munchen, den 06.08.1999


                     /s/ Herbert Poppelmann
                     (Herbert Poppelmann)
                          N o t a r